EXHIBIT 32: Rule 13a-14(b) Certification

     The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of CRSI Group, Inc., (formerly known as "Abcor Products, Inc.")

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CRSI Group, Inc., (formerly known as "Abcor Products, Inc.") and will be retained by CRSI Group, Inc., (formerly known as "Abcor Products, Inc.") and furnished to the Securities and Exchange Commission or its staff upon request.

December 12, 2005                 /s/ Jeremy Feakins
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                                  Jeremy Feakins, Chief Executive Officer
                                   and Chief Financial Officer